                           GREEN TREE FINANCIAL CORP.
                        NET INTEREST MARGIN TRUST 1995-A
                                  APRIL, 1996
                              PAYMENT MAY 15, 1996
               7.25% SECURITIZED NET INTEREST MARGIN CERTIFICATES
                                    CUSIP# 393534AC6
                                    Trust Account # 33-34309-0
                                    Distribution Date: May 15, 1996

SECURITIZED NET INTEREST MARGIN                                        PER $1,000
CERTIFICATES                                                            ORIGINAL
-------------------------------                                       ------------
 1.  Amount Available                                 5,361,920.36

Interest

 2.  Aggregate Interest                                1,513,446.13     4.91378614

 3.  Amount Applied to:
     (a)  accrued but unpaid Interest

 4.  Remaining:
     (a)  accrued but unpaid Interest

 5.  Monthly Interest                                  1,513,446.13

Principal

 6.  Current month's principal
     distribution                                       3,848,474.23   12.49504620

 7.  Remaining outstanding principal
     balance                                          246,652,954.98   800.8212824
     Pool Factor                                           .80082128

 8.  Present value of the projected
     remaining aggregate cashflows of
     the Finance I Assets and the
     Residual Assets, as of the immediately
     preceding Distribution Date                      359,523,284.97

 9.  Aggregate amount on deposit
     in reserve fund                                    7,500,000.00

10.  Subordinated Certificateholder payment
     (interest earnings on Reserve Fund,
     pursuant to Section 5.8)                              36,811.21

11.  Aggregate principal balance of
     loans refinanced by Green Tree
     Financial                                          3,931,813.62

11.  Weighted average CPR                                      12.38%

12.  Weighted average CDR                                       2.41%

13.  Annualized net loss percentage                             0.88%

14.  Delinquency          30-59 day                             1.31%
                          60-89 day                             0.50%
                          90+ day                               0.90%
                          Total 30+                             2.71%

                          GREEN TREE FINANCIAL CORP.
                       NET INTEREST MARGIN TRUST 1995-A
                                 APRIL, 1996
                             PAYMENT MAY 15, 1996

                                                            Fee Assets
                                             ------------------------------------------
                                               Guarantee       Inside      Fee Asset
                                                  Fees          Refi         Total
                                             --------------  ------------  ------------
GTFC 1994-5                                      519,551.36     24,085.27    543,636.63
GTFC 1994-6                                      351,015.41     17,058.53    368,073.94
GTFC 1994-7                                      147,081.90     27,368.97    174,450.87
GTFC 1994-8                                      328,219.46     23,865.89    352,085.35
GTFC 1995-1                                      400,240.65    104,658.94    504,899.59
GTFC 1995-2                                             .00           .00           .00
GTFC 1995-3                                      974,040.37     45,252.96  1,019,293.33
GTFC 1995-4                                      755,681.12           .00    755,681.12
GTFC 1995-5                                             .00           .00           .00
                                             --------------  ------------  ------------
                                               3,475,830.27    242,290.56  3,718,120.83


Total amount of Guarantee Fees and Inside
  Refinance Payments                                                       3,718,120.83

Payment on Finance 1 Note                                                  3,718,120.83

Allocable to Interest (current)                                            1,125,610.64

Allocable to accrued but unpaid Interest                                            .00

Accrued and unpaid Trustee Fees                                                     .00

Allocable to Principal                                                     2,592,510.19

Finance 1 Note Principal Balance                                         183,715,457.76

                           GREEN TREE FINANCIAL CORP.
                        NET INTEREST MARGIN TRUST 1995-A
                                   APRIL 1996
                              PAYMENT MAY 15, 1996

                                                                Inside
                                                  Residual       Refi        Total
                                                ------------  ----------  ------------
GTFC 1994-5                                              .00         .00           .00
GTFC 1994-6                                              .00         .00           .00
GTFC 1994-7                                              .00         .00           .00
GTFC 1994-8                                              .00         .00           .00
GTFC 1995-1                                              .00         .00           .00
GTFC 1995-2                                       547,756.87  105,990.12    653,746.99
GTFC 1995-3                                              .00         .00           .00
GTFC 1995-4                                              .00         .00           .00
GTFC 1995-5                                       990,052.54         .00    990,052.54
                                                ------------  ----------  ------------
                                                1,537,809.41  105,990.12  1,643,799.53
Total Residual and Inside Refinance Payments                              1,643,799.53
